EXHIBIT 5.1



                                                              September 12, 2007

TETRAGENEX INC
1 Maynard Dr., Suite 205
Park Ridge, NJ 07656

          Re: REGISTRATION STATEMENT ON FORM SB-2 (THE "REGISTRATION STATEMENT")
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Gentlemen:

         You have requested our opinion as to the legality of the issuance by you (the "Corporation") of 9,963,128 shares of common stock ("Shares"), all as further described in the Registration Statement filed with the U.S. Securities and Exchange Commission on September 12, 2007, as amended.

        As your counsel, we have reviewed and examined:

        1. The Certificate of Incorporation of the Corporation;

        2. The Bylaws of the Corporation;

        3. A copy of certain resolutions of the corporation; and

        4. The Registration Statement to be filed

         In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

         Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement will be legally issued, fully paid and non-assessable.

        No opinion is expressed herein as to the application of state securities or Blue Sky laws.

         We consent to the reference to our firm name in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

                                                 Very truly yours,

                                                 /S/ Gersten Savage LLP

                                                 GERSTEN SAVAGE LLP